UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed	by the Registrant ☒

Filed	by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
Climb Bio, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CLIMB BIO, INC.

20 William Street, Suite 145

Wellesley Hills, Massachusetts 02481

(866) 857-2596

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, June 4, 2025

Dear Stockholder:

You are cordially invited to the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) of Climb Bio, Inc. The 2025 Annual Meeting will be held exclusively via the Internet in a virtual meeting format at www.proxydocs.com/CLYM on Wednesday, June 4, 2025 at 9:00 a.m. Eastern Time. At the meeting, the stockholders will consider and vote on the following matters:

1.

The election of two directors, Judith Dunn, Ph.D., and Stephen Thomas, Ph.D., each to serve for a three-year term expiring at the 2028 annual meeting of stockholders and until his or her respective successor has been duly elected and qualified;

2.	The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

3.	The transaction of any other business that may properly come before the 2025 Annual Meeting or any adjournment or postponement thereof.

You may attend the 2025 Annual Meeting online at www.proxydocs.com/CLYM, where you will be able to vote your shares electronically during the meeting and submit questions during the meeting. Stockholders will not be able to attend the 2025 Annual Meeting in person and will be able to attend the meeting only via the webcast. In order to attend the 2025 Annual Meeting online, you must register in advance at www.proxydocs.com/CLYM prior to the commencement of the 2025 Annual Meeting. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the 2025 Annual Meeting and to vote and submit questions during the 2025 Annual Meeting. Please follow the instructions found on your Notice Regarding the Availability of Proxy Materials, proxy card and/or voting instruction card and other subsequent instructions that will be delivered to you via email.

Stockholders of record at the close of business on April 7, 2025 will be entitled to notice of and to vote at the 2025 Annual Meeting or any adjournment or postponement thereof.

A list of registered stockholders as of the close of business on the record date will be available for examination by any stockholder for any purpose germane to the 2025 Annual Meeting during normal business hours at our principal executive offices at 20 William Street, Suite 145, Wellesley Hills, Massachusetts 02481 during the 10-day period ending on the day before the 2025 Annual Meeting. We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet expedites stockholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of our annual meeting.

We encourage all stockholders to attend the 2025 Annual Meeting online. However, whether or not you plan to attend the 2025 Annual Meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. Please review the instructions on each of your voting options described in the proxy statement.

By the Order of the Board of Directors,

/s/ Aoife Brennan

Aoife Brennan, M.B., Ch.B.

President and Chief Executive Officer

Wellesley Hills, Massachusetts
April 25, 2025

Important Notice Regarding Internet Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders to be Held on June 4, 2025: The proxy materials and our 2024 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, are available at www.proxydocs.com/CLYM. These documents are also available to any stockholder who wishes to receive a paper copy by visiting www.investorelections.com/CLYM, calling (866) 648-8133 or emailing paper@investorelections.com. Any requests for a paper copy of these documents should be received by May 23, 2025, in order to ensure timely delivery.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS	47
OTHER MATTERS	48

CLIMB BIO, INC.

20 William Street, Suite 145

Wellesley Hills, Massachusetts 02481

(866) 857-2596

PROXY STATEMENT

2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, June 4, 2025

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement contains information about our 2025 Annual Meeting of Stockholders, or the Annual Meeting. The meeting will be held on Wednesday, June 4, 2025 at 9:00 a.m. Eastern Time. The Annual Meeting will be held exclusively via the Internet in a virtual meeting format at www.proxydocs.com/CLYM. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. Except where the context otherwise requires, references to “Climb Bio,” “the Company,” “we,” “us,” “our” and similar terms refer to Climb Bio, Inc. References to our website are inactive textual references only and the contents of our website are not incorporated by reference into this proxy statement.

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting and at any adjournment or postponement of that meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions, your proxy will be voted in accordance with the recommendations of our board of directors. We are making this proxy statement, the related proxy card and our annual report to stockholders for the fiscal year ended December 31, 2024, or our 2024 Annual Report, available to stockholders for the first time on or about April 25, 2025.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Climb Bio, Inc., 20 William Street, Suite 145, Wellesley Hills, Massachusetts 02481 or by calling (866) 648-8133 or by emailing paper@investorelections.com. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are also available on the SEC’s website at www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q.	Why do I have access to these materials?

A.

We have made these proxy materials available to you because our board of directors is soliciting your proxy to vote at the Annual Meeting to be held on June 4, 2025 at 9:00 a.m. Eastern Time, including at any adjournments or postponements of the meeting. As a holder of common stock as of the close of business on April 7, 2025, you are invited to attend the Annual Meeting online and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under the rules adopted by the SEC and that is designed to assist you in voting your shares.

Q.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A.

In accordance with SEC rules, we have elected to provide access to our proxy materials, including this proxy statement and our 2024 Annual Report, over the Internet. Accordingly, we plan to send a Notice Regarding the Availability of Proxy Materials, or the Notice, to our stockholders of record entitled to vote at the Annual Meeting with instructions for accessing the proxy materials. We plan to mail the Notice on or about April 25, 2025 to all stockholders entitled to vote at the Annual Meeting.

All stockholders entitled to vote at the Annual Meeting will have the ability to access the proxy materials by visiting the website referred to in the Notice, www.proxydocs.com/CLYM. This makes the proxy distribution process more efficient and less costly and helps conserve natural resources. The Notice also contains instructions on how to request to receive a printed set of the proxy materials. You may request a paper copy of the proxy materials by emailing paper@investorelections.com or by calling (866) 643-8133. Any requests for a paper copy of the proxy materials should be received by May 23, 2025, in order to ensure timely delivery.

The Notice also identifies the date and time of, and web address for, the Annual Meeting; the matters to be acted upon at the meeting and our board of directors’ recommendation with regard to each matter; a toll-free telephone number and an e-mail address for stockholders to request to receive, free of charge, a paper or e-mail copy of the proxy statement, our 2024 Annual Report, and a form of proxy card relating to the Annual Meeting; and information on how to access and vote the form of proxy card.

Q.	Can I vote my shares by filling out and returning the Notice?

A.

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote over the Internet or by telephone or by requesting and returning a printed proxy card. The Notice also provides instructions on how to register to vote online during the Annual Meeting.

Q.	What does it mean if I receive more than one Notice?

A.

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Q.	What is the purpose of the Annual Meeting?

A.	At the Annual Meeting, stockholders will consider and vote on the following matters:

(1)

The election of two directors, Judith Dunn, Ph.D., and Stephen Thomas, Ph.D., each to serve for a three-year term expiring at the 2028 annual meeting of stockholders and until his or her respective successor has been duly elected and qualified (Proposal No. 1).

(2)	The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal No. 2).

(3)	The transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Q.	Why is the Annual Meeting of stockholders a virtual, online meeting?

A.

The Annual Meeting will be held as a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location around the world. We have designed the format of the Annual Meeting to provide stockholders substantially the same rights and opportunities to participate as they would have at an in-person meeting.

Q.	How do I virtually attend the Annual Meeting?

A.

We will host the Annual Meeting live online via webcast. In order to attend the Annual Meeting online, you must register at www.proxydocs.com/CLYM prior to the commencement of the Annual Meeting. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. Please follow the instructions found on your Notice, proxy card and/or voting instruction card and other subsequent instructions that will be delivered to you via email. Online registration for the Annual Meeting will begin on or around April 25, 2025.

The webcast of the Annual Meeting will start at 9:00 a.m., Eastern Time, on Wednesday, June 4, 2025. Instructions on how to attend and participate in the meeting online will be sent to you via email, upon completing your registration.

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulty accessing, or during, the Annual Meeting, please call the support team at the numbers listed on the web portal at the time of the Annual Meeting.

Q.	Who can vote?

A.

Only stockholders of record at the close of business on April 7, 2025, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting. On this record date, there were 67,575,767 shares of our common stock outstanding. Common stock is our only class of stock outstanding.

Q.	How many votes do I have?

A.	Each share of our common stock that you own as of the record date, April 7, 2025, entitles you to one vote on each matter that is voted on.

Q.	Is my vote important?

A.

Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions, choose the way to vote that is the easiest and most convenient for you and cast your vote as soon as possible.

Q.	How do I vote?

A.	If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, brokerage firm or other nominee, you may vote:

(1)	Over the Internet: To vote over the Internet prior to the Annual Meeting, please go to the following website: www.proxypush.com/CLYM, and follow the instructions at that site for submitting your proxy electronically. If you vote over the Internet, you do not need to complete and mail your proxy card or vote your proxy by telephone. Your vote must be received by 11:59 p.m. Eastern Time on June 3, 2025 to be counted.

(2)

By Telephone: To vote by telephone, please call (866) 506-2806, and follow the instructions provided on the proxy card. If you vote by telephone, you do not need to complete and mail your proxy card or vote your proxy over the Internet. Your vote must be received by 11:59 p.m. Eastern Time on June 3, 2025 to be counted.

(3)

By Mail: To vote by mail, you must request printed proxy materials, including a proxy card, and complete, sign and date the proxy card and return it promptly in the postage prepaid envelope provided. If you vote by mail, you do not need to vote over the Internet or by telephone. Your proxy card must be received by June 3, 2025 to be counted.

(4)

Online During the Annual Meeting: You may attend and vote at the Annual Meeting online at www.proxydocs.com/CLYM, where you will be able to vote electronically during the Annual Meeting. In order to attend, you must register at www.proxydocs.com/CLYM prior to the commencement of the Annual Meeting. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. If you vote by proxy prior to the Annual Meeting and choose to attend the Annual Meeting online, there is no need to vote again during the Annual Meeting unless you wish to change your vote.

If your shares are held in “street name,” meaning they are held for your account by an intermediary, such as a bank, brokerage firm or other nominee, then you are deemed to be the beneficial owner of your shares and the bank, brokerage firm or other nominee that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting instructions, should have been forwarded to you by the bank, brokerage firm or other nominee that holds your shares. In order to vote your shares, you will need to follow the instructions that your bank, brokerage firm or other nominee provides you. Many brokerage firms solicit voting instructions over the Internet or by telephone.

You are welcome to virtually attend the Annual Meeting if your shares are held in street name, however, you must register in advance at www.proxydocs.com/CLYM. You must also obtain a legal proxy executed in your favor from the holder of record (i.e., your bank, brokerage firm or other nominee) to vote shares held in street name during the Annual Meeting. A legal proxy is not the form of proxy included with this proxy statement. If you hold your shares in “street name,” you must request a legal proxy from your bank, brokerage firm or other nominee to vote during the Annual Meeting. Further instructions will be provided to you as part of your registration process.

Q.	Can I change my vote?

A.	If you are the “record holder” of your shares, you may revoke your proxy and change your vote by following one of the below procedures:

(1)

Vote over the Internet or by telephone as instructed above under “Over the Internet” and “By Telephone.” Only your latest Internet or telephone vote is counted. You may not change your vote over the Internet or by telephone after 11:59 p.m. Eastern Time on June 3, 2025.

(2)

Sign and complete a new proxy card and send it by mail in the postage prepaid envelope provided. Mediant Communications, Inc. must receive the proxy card no later than June 3, 2025. Only your latest dated proxy card will be counted.

(3)

Virtually attend the Annual Meeting online and vote online as instructed above, which will have the effect of revoking any previously submitted proxy. Attending the Annual Meeting alone will not revoke your Internet vote, telephone vote or proxy submitted by mail, as the case may be.

(4)

Give our Corporate Secretary written notice before the Annual Meeting that you want to revoke your proxy. Such written notice should be sent to Climb Bio, Inc., Attention: Brett Kaplan, Chief Operating Officer and Secretary, 20 William Street, Suite 145, Wellesley Hills, Massachusetts 02481.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your bank, brokerage firm or other nominee and following their instructions. You may also vote virtually at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy as described in the answer to the question “How do I vote?” above.

Attending the Annual Meeting alone will not revoke your proxy.

Q.	Will my shares be voted if I do not return my proxy?

A.

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone or by returning your proxy card by mail or online while virtually attending the Annual Meeting.

If your shares are held in “street name,” your brokerage firm may under certain circumstances vote your shares if you do not return your voting instructions. Brokerage firms can vote customers’ unvoted shares on discretionary matters but they are not allowed to vote your shares with respect to certain non-discretionary items. If you do not return voting instructions to your brokerage firm to vote your shares, your brokerage firm may, on discretionary matters, either vote your shares or leave your shares unvoted.

Proposal No. 1, the election of two directors, is not considered a discretionary matter. If you do not instruct your brokerage firm how to vote with respect to this proposal, your brokerage firm may not vote your shares with respect to this proposal and your shares instead will be counted as “broker non-votes” with respect to this proposal. “Broker non-votes” occur when your bank, brokerage firm or other nominee submits a proxy for your shares (because the bank, brokerage firm or other nominee has received instructions from you on one or more proposals, but not all proposals, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote for a particular proposal because the bank, brokerage firm or other nominee either does not have the authority to vote on that proposal and has not received voting instructions from you or has discretionary authority but chooses not to exercise it. Proposal No. 2, the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, is considered a discretionary matter. If you do not instruct your brokerage firm how to vote with respect to this proposal, your brokerage firm may vote your shares on this proposal even if it does not receive instructions from you, so long as it holds your shares in its name. We encourage you to provide voting instructions to your brokerage firm or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your brokerage firm or other nominee about how to submit your voting instructions.

Q.	How many shares must be represented to hold the Annual Meeting?

A.

A quorum is needed to hold a valid Annual Meeting. A quorum will be present if the holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote at the meeting are present at the virtual Annual Meeting either “in person” virtually or as represented by proxy. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by mail or virtually at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares that are counted as broker non-votes. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.

The presence at the Annual Meeting, virtually or by proxy, of holders representing a majority of the outstanding shares of our common stock as of the record date, April 7, 2025, or approximately 33,787,884 shares, constitutes a quorum at the meeting and permits us to conduct the business of the meeting.

Q.	What vote is required to approve each matter and how are votes counted?

A.	Proposal No. 1—Election of Directors

A nominee will be elected as a director at the Annual Meeting if the nominee receives FOR votes representing a plurality of the votes of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. You may:

•	vote FOR both nominees;

•	vote FOR one nominee and WITHHOLD your vote from the other nominee; or

•	WITHHOLD your vote from both nominees.

Votes that are withheld and broker-non votes will not be included in the vote tally for the election of directors and will not affect the results of the vote.

Proposal No. 2—Ratification of Selection of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and voting on such matter is required for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Abstentions and broker non-votes (if any) will not be counted as votes cast on this matter and, as a result, will have no effect on the outcome of Proposal No. 2.

Although stockholder approval of our audit committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, our audit committee will reconsider its selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025.

Q.	How does the board of directors recommend that I vote on the proposals?

A.	Our board of directors recommends that you vote:

•

FOR the election of each of Judith Dunn, Ph.D., and Stephen Thomas, Ph.D., each to serve for a three-year term expiring at the 2028 annual meeting of stockholders and until his or her respective successor is duly elected and qualified; and

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Q.	Are there other matters to be voted on at the Annual Meeting?

A.

We do not know of any matters that may come before the Annual Meeting other than the election of our directors and the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q.	Who will count the votes?

A.	The votes will be counted, tabulated and certified by Mediant Communications, Inc.

Q.	How can I find out the results of the voting at the Annual Meeting?

A.

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election and published in a current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

Q.	How do I submit a question at the Annual Meeting?

A.

If you wish to submit a question prior to the Annual Meeting, you must register to attend the Annual Meeting. You can visit www.proxydocs.com/CLYM and follow the instructions for registering to attend the Annual Meeting and for submitting a question. If you wish to submit a question during the Annual Meeting, you may log into the virtual meeting platform using the link provided to you via email following the completion of your registration process. Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted at www.proxydocs.com/CLYM during the meeting.

Q.	How and when may I submit a stockholder proposal, including a stockholder nomination for director for the 2026 annual meeting?

A.

Stockholders who wish to recommend individuals for consideration by the nominating and corporate governance committee to become nominees for election to our board of directors may do so by delivering a written recommendation to the Chief Operating Officer and Secretary at 20 William Street, Suite 145, Wellesley Hills, Massachusetts 02481 not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the immediately preceding year’s annual meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our common stock and has been a holder for at least one year, as well as other information required by our amended and restated bylaws and SEC regulations. We may require any proposed nominee to furnish such other information as we may reasonably require in determining the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Q.	Who is paying the costs of soliciting these proxies?

A.

We will pay all of the costs of soliciting proxies. Our directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or email. We will pay our directors, officers and other employees no additional compensation for these services. We will ask banks, brokerage firms and other nominees to forward these proxy materials to their principals and to obtain authority to execute proxies. We may reimburse them for their expenses.

Q.	Whom should I contact if I have any questions?

A.

If you have any questions about the Annual Meeting or your ownership of our common stock, please contact Climb Bio, Inc. at 20 William Street, Suite 145, Wellesley Hills, Massachusetts 02481, telephone: (866) 857-2596, e-mail: investorrelations@climbbio.com.

Implications of Being an “Emerging Growth Company” and a “Smaller Reporting Company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and may remain an emerging growth company until December 31, 2026 or until such earlier time as we have more than $1.235 billion in annual revenue, we become a “large accelerated filer” under SEC rules, or we issue more than $1 billion of non-convertible debt over a three-year period. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include reduced disclosure obligations regarding executive compensation. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We may take advantage of some or all of these exemptions until such time as we are no longer an emerging growth company. We have taken advantage of certain reduced reporting obligations in this proxy statement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates was less than $700 million as of the last business day of our most recently completed second fiscal quarter and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not applicable to a smaller reporting company.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

In accordance with the terms of our amended and restated certificate of incorporation, as amended, and amended and restated bylaws, our board of directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. As a result, only one class of our directors is elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Vacancies on our board of directors may be filled only by persons elected by a majority of the remaining directors. A director elected by our board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our board of directors currently consists of eight members. The members of the classes are divided as follows:

•	the directors whose term will expire at the Annual Meeting: Judith Dunn, Ph.D., Stephen Thomas, Ph.D., and Adam Rosenberg;

•	the directors whose term will expire at the annual meeting of stockholders to be held in 2026: Douglas Williams, Ph.D., and Alexander (Bo) Cumbo; and

•	the directors whose term will expire at the annual meeting of stockholders to be held in 2027: Andrew Levin, M.D., Ph.D., Aoife Brennan, M.B., Ch.B., and Kimberlee (Kim) Drapkin.

Mr. Rosenberg is not standing for re-election at the Annual Meeting and will retire from the board of directors when his service as a director ends at the Annual Meeting. Our board of directors has nominated Judith Dunn, Ph.D., and Stephen Thomas, Ph.D., for election as directors at the Annual Meeting. Each of Dr. Dunn and Dr. Thomas is presently a director and has indicated a willingness to continue to serve as director, if elected. Unless otherwise instructed, proxies will be voted for Drs. Dunn and Thomas. In the event that Dr. Dunn or Dr. Thomas is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), your proxy will be voted for any nominee who is designated by our board of directors to fill the vacancy. Dr. Thomas was elected to our board of directors in June 2024 by our board of directors, upon the recommendation of the nominating and corporate governance committee, and he is standing for election by our stockholders for the first time at the Annual Meeting.

Information Regarding Directors

The following paragraphs provide biographical information as of April 25, 2025, including principal occupation and business experience during the last five years, for each director (excluding Mr. Rosenberg, who is not standing for re-election at the Annual Meeting), including each nominee for director at the Annual Meeting.

Information about the number of shares of common stock beneficially owned by each of our directors, including each nominee for director, appears below under the heading “Security Ownership of Certain Beneficial Owners and Management.”

There are no family relationships between or among any of our executive officers or directors, including each nominee for director.

Director Nominees, Term Expiring at the 2028 Annual Meeting of Stockholders, if elected

Judith Dunn, Ph.D., 62, has been a member of our board of directors since February 2021. Dr. Dunn currently serves as Entrepreneur in Residence at Atlas Venture, or Atlas, a venture capital firm. Since October 2023, Dr. Dunn has served as Head of R&D for Vima Tx, an Atlas portfolio company. From April 2021 to January 2023, Dr. Dunn served as President of Research and Development of Fulcrum Therapeutics, Inc., a biopharmaceutical company. From March 2018 to April 2021, Dr. Dunn served as Entrepreneur in Residence at

Atlas. From 2010 to 2018, Dr. Dunn served as Vice President of Clinical Development for F. Hoffmann-La Roche. Dr. Dunn led Psychiatry Clinical Development at Sepracor from 2005 to 2010 and held research and commercial positions at Pfizer from 1997 to 2005. Dr. Dunn holds a B.S. in neurobiology from University of Rochester and a Ph.D. in Neurobiology from Wesleyan University. We believe that Dr. Dunn is qualified to serve on our board of directors due to her experience in the biotechnology and biopharmaceutical industries and her substantial professional experience.

Stephen Thomas, Ph.D., 36, has been a member of our board of directors since June 2024. He has served as Chief Executive Officer and a director of Sera Medicines LLC, or Sera Medicines, since November 2023, and as Chief Executive Officer and a director of Starfish Medicines since March 2024, which are both privately held biopharmaceutical companies. Dr. Thomas previously served as the Chief Executive Officer and a director of Navigator Medicines, a privately held biotechnology company, from August 2024 to February 2025, and as Chief Executive Officer and a director of Tenet Medicines, Inc., a privately held biopharmaceutical company from November 2023 to June 2024, which was acquired by Climb Bio. From February 2020 to January 2023, Dr. Thomas served as Chief Scientific Officer of ValenzaBio Inc., or ValenzaBio, a privately held biopharmaceutical company focused on developing antibody therapeutics for autoimmune diseases. Prior to his time at ValenzaBio, Dr. Thomas served as V.P., Head of Discovery at Cerecor, Inc. (now Avalo Therapeutics) from September 2018 to February 2020. Prior to September 2018, Dr. Thomas co-founded and served as Chief Scientific Officer of Ichorion Therapeutics, Inc., a privately held biopharmaceutical company, which was acquired by Cerecor Inc. Dr. Thomas received a Doctor of Philosophy in Chemistry (Organic Synthesis & Chemical Biology) from Columbia University, a Master of Science in Chemistry (Organic Synthesis) from Columbia University, and a Bachelor of Science in Chemistry from Renesselaer Polytechnic Institute. We believe Dr. Thomas is qualified to serve on our board of directors because of his management and drug development experience at several biopharmaceutical companies, including his experience developing budoprutug (previously TNT119) and other antibody therapeutics for autoimmune diseases.

Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders

Douglas Williams, Ph.D., 67, has been a member of our board of directors since November 2024. Dr. Williams was most recently the President of Research and Development at Sana Biotechnology, Inc., a cell therapy company from April 2023 to April 2024. He was the Founding President, Chief Executive Officer and a member of the board of directors of Codiak BioSciences, Inc., a biopharmaceutical company, from September 2015 to April 2023. He has also served as Executive Vice President of Research and Development at Biogen Inc., or Biogen, a biotechnology company, from 2011 to 2015. Prior to Biogen, he was CEO at ZymoGenetics, Inc. and led its acquisition by Bristol Myers Squibb Company. He has also held a variety of leadership positions, including Chief Scientific Officer and Executive Vice President of Research and Development at Seattle Genetics (acquired by Pfizer in 2023), Senior Vice President and Washington Site Leader at Amgen Inc. and Executive Vice President and Chief Technology Officer and a member of the board of directors at Immunex (acquired by Amgen Inc. in 2021). Dr. Williams has served as a board member of various private biotechnology companies and is currently Chair of the board of directors of AC Immune SA, and a director of Camp4 Therapeutics Corp. He holds a Ph.D. from the State University of New York at Buffalo, Roswell Park Division and completed a postdoctoral fellowship at Indiana University School of Medicine. We believe Dr. Williams is qualified to serve on our board of directors because of his experience in the biopharmaceutical industry and his substantial professional experience.

Alexander (Bo) Cumbo, 54, has been a member of our board of directors since March 2025. Mr. Cumbo has served as the President and Chief Executive Officer and as a director of Solid Biosciences Inc., a life sciences company, or Solid Bio, since December 2022. Prior to that, Mr. Cumbo served as the President and Chief Executive Officer and as a director of AavantiBio, Inc., or AavantiBio, a gene therapy company, from October 2020 to December 2022, when Solid Bio acquired AavantiBio. From January 2013 to October 2020, Mr. Cumbo held positions of increasing responsibility at Sarepta Therapeutics, Inc., a precision genetic medicine company, ultimately serving as Executive Vice President, Chief Commercial Officer. From 2011 to 2013, Mr. Cumbo served as Vice President of Sales and Treatment Education for Vertex Pharmaceuticals Incorporated, or Vertex, a

biotechnology company, launching Incivek, a treatment for hepatitis C, and from 2010 to 2011, he served as Area director for Vertex. Prior to Vertex, Mr. Cumbo served in multiple commercial roles supporting the HIV, HBV and cardiovascular franchises at Gilead Sciences, Inc., a biopharmaceutical company. Mr. Cumbo has served on the board of directors of Verve Therapeutics, Inc. since June 2022. Mr. Cumbo previously served on the Board of Directors of Ra Pharmaceuticals, Inc., a clinical stage biopharmaceutical company acquired by UCB, Brussels, from November 2018 to April 2020. Mr. Cumbo received a Bachelor of Science in Laboratory Technology from Auburn University. We believe Mr. Cumbo is qualified to serve on our board of directors because of his extensive and broad range of experience in the biopharmaceutical industry.

Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders

Andrew Levin, M.D., Ph.D., 48, is a Co-Founder of Climb Bio (formerly Eliem Therapeutics, Inc.), served as our Chief Executive Officer from October 2018 to October 2020, and served as the Chair of our board of directors from February 2019 to November 2024 and as Executive Chair of our board of directors from February 2023 to June 2024. Since 2015, Dr. Levin has served as a Partner on the Investment Team at RA Capital Management, L.P. Previously, Dr. Levin was a Vice President at H.I.G. BioVentures, and prior to that he served as the Director of Pharmaceutical Sciences for the Clinton Health Access Initiative. Dr. Levin holds a B.S. in mechanical engineering from Princeton University, a Ph.D. in biomedical engineering from the Massachusetts Institute of Technology and an M.D. from Harvard Medical School. We believe that Dr. Levin is qualified to serve on our board of directors due to his substantial experience as an investor in early-stage biopharmaceutical and life sciences companies, as well as his experience serving on the boards of directors for several biopharmaceutical companies.

Aoife Brennan, M.B., Ch.B., 49, has served as our President and Chief Executive Officer and as a member of our board of directors since June 2024. Previously, Dr. Brennan served as President and Chief Executive Officer of Synlogic, Inc., a biopharmaceutical company, from October 2018 to March 2024. Prior to joining Synlogic, Inc., Dr. Brennan served as Vice President and Head of the Rare Disease Innovation Unit at Biogen where her responsibilities included the global marketing approvals of ALPROLIX®, ELOCTATE® and SPINRAZA® as well as the advancement of several early-phase programs and external collaborations. She has served as a director of Fibrogen Inc. since August 2020 and as a director of Xilio Therapeutics, Inc. since June 2024. Dr. Brennan also served as a director of Synlogic, Inc. from October 2018 to March 2024, and as a director of Ra Pharmaceuticals, Inc. from September 2018 through its acquisition in April 2020. Dr. Brennan holds a medical degree from Trinity College, Dublin, Ireland and completed residency and fellowship training in general internal medicine and endocrinology. She has completed post-doctoral training in clinical research and metabolism at the Beth Israel Deaconess Medical Center in Boston and is a graduate of the Harvard Medical School Scholars in Clinical Science Program. We believe that Dr. Brennan is qualified to serve on our board of directors due to her broad clinical development background and management experience in biotechnology.

Kimberlee (Kim) Drapkin, 57, has been a member of our board of directors since March 2025. Ms. Drapkin most recently served as the Chief Executive Officer of Graphite Bio, Inc. from August 2023 to March of 2024. She was previously the Chief Financial Officer and Treasurer of Jounce Therapeutics, Inc. from August 2015 and February 2013, respectively, until May 2023. Ms. Drapkin also serves on the boards of directors for Imugene Limited since June 2023, Kineta, Inc. since June 2023 and Acumen Pharmaceuticals, Inc. since April 2022. She previously served on the board of directors of Graphite Bio, Inc. from July 2023 to March 2024, Yumanity Therapeutics, Inc. from December 2020 to December 2022 and Proteostatis Therapeutics, Inc. from February 2019 through December 2020. Ms. Drapkin began her career at PricewaterhouseCoopers LLP, is a certified public accountant and holds a B.S. in accounting from Babson College. We believe Ms. Drapkin is qualified to serve on our board of directors because of her extensive financial expertise within the pharmaceutical industry.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF DR. DUNN AND DR. THOMAS.

Information Regarding the Board of Directors and Corporate Governance

We believe that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. Complete copies of our corporate governance guidelines, committee charters for all committees and code of business conduct and ethics are available on the “Investor & News—Governance & Financials” section of our website, www.climbbio.com. We will also provide copies of these documents, free of charge, to any stockholder upon written request to Attention: Investor Relations, Climb Bio, Inc., 20 William Street, Suite 145, Wellesley Hills, Massachusetts 02481, telephone: (866) 857-2596, email: investorrelations@climbbio.com.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Climb Bio and our stockholders. These guidelines, which provide a framework for the conduct of our board’s business, provide that:

•	our board’s responsibility is to oversee the management of Climb Bio;

•	a majority of the members of our board shall be independent directors;

•	the independent directors meet at least twice annually in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors; and

•	our board will conduct a self-evaluation annually to determine whether it is functioning effectively.

Director Independence

The rules of the Nasdaq Stock Market, or Nasdaq, require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our current directors, with the exception of Aoife Brennan, our President and Chief Executive Officer; Andrew Levin, M.D., Ph.D., our former Chief Executive Officer and former Executive Chair of our board of directors;

and Stephen Thomas, Ph.D., the former Chief Executive Officer and former director of Tenet Medicines, Inc., is an “independent director” as defined under applicable Nasdaq rules, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Prior to each of their resignations from our board of directors, our board of directors also determined that each of Liam Ratcliffe and Simon Tate was an “independent director” as defined under applicable Nasdaq rules.

Board Leadership Structure

Currently, the roles of Chair of our board of directors and Chief Executive Officer are separated. Dr. Williams is the Chair of our board of directors and Dr. Brennan is our Chief Executive Officer. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing our Chair of the board of directors to lead the board of directors in providing advice to, and independent oversight of, our management. While our amended and restated by-laws and corporate governance guidelines do not require that the Chair of our board of directors and Chief Executive Officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. Our corporate governance guidelines provide that if the individual appointed as Chair of our board of directors is not independent, the independent directors, by vote of a majority of such independent directors, shall annually select an independent director to serve as Lead Independent Director. Our board of directors believes that this flexible approach provides it with the ability to establish a leadership structure, based upon its judgment, which is in the best interests of Climb Bio and those of our stockholders at any given time.

Board’s Role in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under the caption “Risk Factors” in our 2024 Annual Report. Our board of directors is actively involved in the oversight of risks that could affect us. This oversight is conducted primarily by our full board of directors, which has responsibility for general oversight of risks. Our board of directors oversees our risk management processes directly and through its committees, which address risks inherent in their respective areas of oversight. Our risk management processes are intended to identify, manage and control risks so that they are appropriate considering our scope, operations and business objectives. Our management is responsible for risk management on a day-to-day basis and our board of directors and its committees oversee the risk management activities of management. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us.

Our board of directors satisfies its risk oversight responsibility through full reports by each committee Chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. This enables our board of directors to coordinate risk oversight, particularly with respect to interrelated or cumulative risks that may involve multiple areas for which more than one committee may have responsibility.

Our audit committee oversees risk management activities related to financial, operational, cybersecurity, legal, compliance, and reputational risks. This includes a formal annual risk assessment process as well as ongoing assessment of relevant risks based upon changes in the industry and overall business environment. Our compensation committee oversees risk management activities relating to our compensation policies and practices. Our nominating and corporate governance committee oversees risk management activities relating to board composition and management succession planning. In addition, members of our senior management team attend our regular board meetings and are available to address any questions or concerns raised by the board on risk management and any other matters. We also engage outside advisors and experts to assist in the risk assessment process, to provide information to inform decision making and to identify trends and changes in the industry and overall business environment. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Director Nomination Process

Director Qualifications

While there are no specific minimum qualifications for a committee-recommended nominee to our board of directors, the qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

•

Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of our company and should be willing and able to contribute positively to the decision-making process of our company.

•	Nominees should have a commitment to understand our company and its industry and to regularly attend and participate in meetings of our board of directors and its committees.

•

Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of our company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

•	Nominees should have the ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

A nominees’ background, including prior experience and knowledge of the life sciences industry, is also considered by the nominating and corporate governance committee when evaluating director nominees. The nominating and corporate governance committee has not adopted a formal policy with respect to diversity, but believes that our board of directors, taken as a whole, should embody a diverse set of skills, experiences and backgrounds.

The nominating and corporate governance committee’s goal is to assemble a board of directors that brings to our company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating and corporate governance committee believes that the background and qualifications of the board of directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that will assist the board of directors in fulfilling its responsibilities. Our directors’ performance and qualification criteria are reviewed periodically by the nominating and corporate governance committee.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate director candidates. The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations and meetings from time to time to evaluate biographical information and background material relating to potential candidates. The nominating and corporate governance committee may use a third-party search firm to identify director candidates in situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate. Final candidates, if other than our current directors, are interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors.

The nominating and corporate governance committee has used, and may in the future use, third-party search firms to identify director candidates. In 2024 and 2025, the nominating and corporate governance committee engaged a third-party search firm to assist in identifying and screening potential director candidates. Mr. Cumbo was recommended to the nominating and corporate governance committee by a third-party search firm.

The nominating and corporate governance committee will consider director candidates recommended by stockholders. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the nominating and corporate governance committee to become nominees for election to the our board of directors may do so by delivering a written recommendation to the Chair of our board of directors at 20 William Street, Suite 145, Wellesley Hills, Massachusetts 02481 not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the immediately preceding year’s annual meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of Climb Bio common stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. If the board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting. Stockholders also have the right under our amended and restated bylaws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or our board of directors, by following the procedures set forth under “Stockholder Proposals for our 2026 Annual Meeting.”

Communications with Our Board of Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Any interested party with concerns about our company may report such concerns to the board of directors, or the Chair of our board of directors, or otherwise the Chair of the nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address: Climb Bio, Inc., 20 William Street, Suite 145, Wellesley Hills, Massachusetts 02481.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chair of our board of directors or the Chair of the nominating and corporate governance committee, as applicable, considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and discretion.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission of concerns regarding questionable accounting, internal accounting controls or auditing matters. We have also established a toll-free telephone number for the reporting of such activity, which is (844) 592-1298.

Board Meetings and Attendance

Our board of directors met five times during the year ended December 31, 2024, including telephonic meetings. During the year, each of our directors then in office attended 75% or more of the aggregate number of meetings of the board of directors and the committees on which he or she served.

Director Attendance at Annual Meeting

Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. Four of our five directors then in office attended our annual meeting of stockholders in 2024 virtually.

Committees of Our Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operate under a charter approved by our board of directors. Each committee’s charter is posted on “Investor & News—Governance & Financials” section of our website, www.climbbio.com.

Audit Committee

Our audit committee held five meetings during the year ended December 31, 2024. The members of our audit committee are Kim Drapkin, Bo Cumbo and Judith Dunn, Ph.D., and Ms. Drapkin is the Chair of the audit committee. Adam Rosenberg served as Chair of our audit committee and Simon Tate served as a member of our audit committee until March 2025. Our board of directors has determined that Ms. Drapkin is an “audit committee financial expert” as defined by applicable SEC rules and that each of the members of our audit committee possesses the financial sophistication required for audit committee members under Nasdaq rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our risk assessment and risk management policies, including with respect to financial, operational, cybersecurity, legal, compliance and reputational risks;

•	establishing procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

Our compensation committee held three meetings during the year ended December 31, 2024. The members of our compensation committee are Bo Cumbo, Judith Dunn, Ph.D., and Douglas Williams, Ph.D., and Mr. Cumbo is the Chair of the compensation committee. Liam Ratcliffe, M.D., Ph.D., served as Chair of our compensation committee until November 2024, and Douglas Williams, Ph.D., served as Chair of our compensation committee from November 2024 to March 2025. Adam Rosenberg served as a member of our compensation committee until March 2025. Our compensation committee may delegate any of its responsibilities as it deems appropriate from time to time under the circumstances to a subcommittee of the compensation committee.

Our compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our Chief Executive Officer and our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation;

•

reviewing and approving, or making recommendations to our board of directors with respect to, the implementation or revision of any compensation recovery policies, including our Incentive Compensation Recoupment Policy, as well as overseeing the administration of such policies;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent required by SEC rules; and

•	preparing the compensation committee report if and to the extent then required by SEC rules.

We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee held one meeting during the year ended December 31, 2024. The members of our nominating and corporate governance committee are Douglas Williams, Ph.D., and Kim Drapkin, and Dr. Williams is the Chair of the nominating and corporate governance committee. Simon Tate served as Chair of our nominating and corporate governance committee until March 2025. Liam Ratcliffe, M.D., Ph.D., served as a member of our nominating and corporate governance committee until November 2024. Our nominating and corporate governance committee’s responsibilities include:

•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;

•	reviewing and making recommendations to our board with respect to our board leadership structure;

•	overseeing an annual review on succession planning for senior executives;

•	developing and recommending to our board of directors corporate governance principles;

•	reviewing and reporting to our board concerning our corporate responsibility and sustainability efforts; and

•	overseeing an annual evaluation of our board of directors.
We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions. This code is available on the “Investor & News—Governance & Financials” section of our website,
climbbio.com
. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website.
Insider Trading Policy / Anti-Hedging Policy
We have adopted an insider trading policy governing the purchase, sale and/or other dispositions of our securities by our directors, officers, employees, consultants and other covered persons. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024. The Insider Trading Policy, among other things, expressly prohibits all of our employees, officers, directors and consultants, as well as certain of the family members and related entities of our employees, officers, directors and consultants, from engaging in short sales of our securities, including short sales “against the box”; purchases or sales of puts, calls or other derivative securities based on our securities; and purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or other transactions that are designed to hedge or offset any decrease in the market value of our securities.
Incentive Compensation Recoupment Policy
We have adopted an incentive Compensation Recoupment Policy, or Clawback Policy, effective as of October 2, 2023, in accordance with Rule
10D-1
of the Exchange Act, and Nasdaq listing standards that is applicable to each
of our current and former executive officers, or the Covered Officers. The Clawback Policy is administered and interpreted by the compensation committee of our board of directors. In the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under U.S. federal securities laws, including any required restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, it is our policy to reasonably promptly recoup the full amount of erroneously awarded incentive-based compensation received by Covered Officers. The recoupment of such compensation applies regardless of whether a Covered Officer engaged in misconduct, and regardless of fault, and our obligations are not dependent on whether or when any related financial statements are filed.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors, executive officers and holders of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of our records and representations made by the persons required to file these reports, we believe that, during the year ended December 31, 2024, our directors, executive officers and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements applicable to them, except that Valerie Morisset untimely filed one Form 4 on March 4, 2024, with respect to the exercise of stock options, and Emily Pimblett untimely filed one Form 4, with respect to the vesting of restricted stock units, or RSUs, and the sale of common stock to cover tax withholding obligations on June 21, 2024.

Report of the Audit Committee of the Board of Directors

The audit committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2024 with management of the Company. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, and the SEC. The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors

Adam Rosenberg, Former Chair

Judith Dunn, Ph.D.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and the board of directors has directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has served as our registered public accounting firm since 2021. Representatives of PricewaterhouseCoopers LLP are expected to be present online at the Annual Meeting, will have an opportunity to make a statement if they so desire, and be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by Delaware law, our amended and restated certificate of incorporation, as amended, or our amended and restated bylaws. However, the board of directors is submitting the audit committee’s selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the selection of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accountants, Fees and Other Matters

PricewaterhouseCoopers LLP was our independent registered public accounting firm for the years ended December 31, 2024 and December 31, 2023. The following table summarizes the fees of PricewaterhouseCoopers LLP billed to us for the last two fiscal years. All such services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.

	Year Ended December 31,
	2024	2023
Audit Fees (1)	$1,136,400	$680,000
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees (2)	2,000	1,944

Total	$1,138,400	$681,944

(1)

This category includes fees for professional services provided in conjunction with the audit and quarterly review of our financial statements and review of our registration statements and related issuances of consents, and related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	All other fees relate to subscriptions for accounting-related research software.

Pre-Approval Policies and Procedures

The charter of the audit committee provides that all audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee. During our 2024 fiscal year, all of the services provided by PricewaterhouseCoopers LLP were pre-approved by our audit committee.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning our executive officers, including their ages as of April 25, 2025:

Name	Age	Position
Aoife Brennan, M.B., Ch.B.	49	President and Chief Executive Officer
Brett Kaplan, M.D.	51	Chief Operating Officer, Treasurer and Secretary

The following is a biographical summary of the experience of our executive officers.

Aoife Brennan, M.B., Ch.B. is our President and Chief Executive Officer and a director. Please see “Proposal No. 1 - Election of Directors” for biographical information regarding Dr. Brennan.

Brett Kaplan, M.D. has served as our Chief Operating Officer, Treasurer and Secretary, as well as our principal financial officer since August 2024. Dr. Kaplan previously served as President, Chief Financial and Corporate Development Officer of Chroma Medicine, Inc., or Chroma, a private biotechnology company, from June 2021 to August 2024. Prior to joining Chroma, Dr. Kaplan was the Chief Financial Officer of Prevail Therapeutics Inc., a clinical-stage gene therapy biotechnology company focused on neurodegenerative disorders that was acquired by Eli Lilly and Company, from November 2018 to March 2021. From August 2010 to November 2018, Dr. Kaplan worked at Evercore Partners, an investment bank, where he most recently served as Managing Director. Prior to Evercore Partners, Dr. Kaplan was an Equity Research Analyst at Cowen and Company LLC, an investment bank, from February 2007 to July 2010. Dr. Kaplan has been a director of Myeloid Therapeutics, Inc., a private immunology company, since June 2022, and also served as a director of Compass Therapeutics, Inc., a biopharmaceutical company, from September 2020 to February 2022. Dr. Kaplan received an M.B.B.Ch. and an M.B.A from the University of Witwatersrand.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

The following discussion relates to the compensation of our President and Chief Executive Officer, Aoife Brennan, M.B., Ch.B.; our Chief Operating Officer, Brett Kaplan, M.D.; our former Executive Chair of our board of directors and former principal executive officer, Andrew Levin, M.D., Ph.D.; and our former Executive Vice President, Research and Development and Chief Scientific Officer, Valerie Morisset, M.D. Drs. Brennan, Kaplan, Levin and Morisset are collectively referred to in this proxy statement as our named executive officers.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers during the periods indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)		Stock Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)		Total ($)
Aoife Brennan, M.B., Ch B.
President and Chief Executive Officer (5)	2024	330,000	—	3,410,550		2,070,750		181,500	27,092	(6)	6,019,892
Brett Kaplan, M.D.
Chief Operating Officer (7)	2024	176,282	—	2,272,734		461,125		79,327	—		2,989,468
Andrew Levin, M.D., Ph.D.(8)	2024	—	—	63,622		—		—	60,583	(9)	124,205
Former Executive Chair of the Board of Directors	2023	—	—	22,522		—		—	65,387	(9)	87,909
Valerie Morisset, Ph.D. (10) (11)	2024	358,066	268,550	394,493	(12)	169,111	(13)	—	1,045,075	(14)	2,235,295
Former Executive Vice President, Research and Development and Chief Scientific Officer	2023	510,853	261,323	—		—		255,723	49,721	(15)	1,077,620

(1)	The amounts reported represent cash retention bonuses earned by the applicable named executive officer in the applicable fiscal year.
(2)

The amounts reported represent the aggregate grant date fair value of stock options awarded in the applicable fiscal year, calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. The assumptions used in calculating the grant date fair value of stock options awarded in fiscal year 2024 are set forth in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. For Dr. Morisset, the value shown includes the incremental compensation cost associated with the acceleration of certain stock option awards in connection with Dr. Morisset’s settlement agreement, as discussed further below.

(3)

The amounts reported represent the aggregate grant date fair value of RSUs or, for Dr. Morisset, restricted stock awards, or RSAs, awarded in the applicable fiscal year, calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of RSUs and RSAs awarded in fiscal year 2024 are set forth in Notes 2 and 9 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. For Dr. Morisset, the value shown includes the incremental compensation cost associated with the acceleration of RSAs in connection with Dr. Morisset’s settlement agreement, as discussed further below.

(4)

Represents annual cash bonus amounts earned in 2023 and 2024, based upon our board of directors’ assessment of the achievement of 2023 and 2024 corporate goals, respectively. Drs. Brennan and Kaplan were eligible to receive a pro-rated annual bonus for 2024. See “—Narrative Disclosure to Summary Compensation Table—Annual Bonus” below for a general description of the criteria that our board of directors used to determine the performance-based cash bonuses.

(5)	Dr. Brennan commenced employment as our President and Chief Executive Officer effective June 27, 2024, and therefore was not a named executive officer for 2023.
(6)	Represents fees earned by Dr. Brennan for consulting services provided to us prior to commencing her employment as our President and Chief Executive Officer.
(7)	Dr. Kaplan commenced employment as our Chief Operating Officer effective August 26, 2024, and therefore was not a named executive officer for 2023.
(8)	Dr. Levin resigned as Executive Chair of our board of directors effective November 8, 2024. He currently serves as a member of our board of directors.
(9)	Represents fees earned by Dr. Levin as (i) a member of our board of directors and (ii) Executive Chair of our board of directors until November 8, 2024.
(10)	Dr. Morisset resigned as our Executive Vice President, Research and Development and Chief Scientific Officer effective August 23, 2024.
(11)

Dr. Morisset was employed and compensated by our wholly owned subsidiary, Eliem Therapeutics (UK) Ltd. The dollar amounts shown in this table reflect the US dollar equivalent of the amounts paid to Dr. Morisset in British Pounds. The amounts were converted to U.S. dollars from British Pound using the yearly average exchange rate. Applying this formula, £1.00 was equal to $1.28 and $1.24 for fiscal years 2024 and 2023, respectively.

(12)

In connection with Dr. Morisset’s settlement agreement, the terms of her stock option awards granted in 2021 and 2022 were modified to include an additional 12 months of vesting and a nine month extension of the exercise period upon her separation, resulting in total incremental compensation expense under ASC 718 of $394,493.

(13)

In connection with Dr. Morisset’s settlement agreement, the terms of her restricted stock award granted in 2021 were modified to include an additional 12 months of vesting upon her separation, resulting in total incremental compensation expense under ASC 718 of $169,111.

(14)

Represents (1) a severance payment of $1,009,806 made in 2024 pursuant to the settlement agreement, dated August 23, 2024 between us and Dr. Morisset, which was comprised of a lump sum payment equal to (i) 18 months of her base salary, (ii) her pro rata annual performance bonus for 2024, based on the target amount, as well as (iii) unused vacation days paid out upon Dr. Morisset’s departure and accrued health benefits and (2) $35,269 of company contributions to a defined contribution pension plan that we previously maintained for employees in the United Kingdom.

(15)	Represents $49,721 of company contributions to a defined contribution pension plan that we previously maintained for employees in the United Kingdom.

Narrative Disclosure to Summary Compensation Table

We review compensation for our executive officers annually. The material terms of the elements of our executive compensation program for 2024 are described below.

Our compensation committee sets base salaries and bonus targets, and grants bonuses and equity incentive awards to our executive officers. In setting base salaries and bonus targets and granting equity incentive awards, our compensation committee considers compensation for comparable positions in the market, the historical compensation levels of our executives, individual and corporate performance as compared to our expectations and goals, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. In granting bonuses, our compensation committee considers corporate performance.

As part of our annual compensation process, our chief executive officer prepares performance evaluations for the other executive officers and recommends annual salary increases, annual equity incentive awards and level of achievement of corporate goals to the compensation committee. The compensation committee conducts a performance evaluation of our chief executive officer. The compensation committee consults with our board of directors as to the achievement of corporate goals that drive compensation awards.

During its annual compensation review, our compensation committee also consults with external advisors. In fiscal 2024, the compensation committee engaged Aon Radford as its independent compensation consultant to provide comparative data on executive compensation practices in our industry and assess our executives’ compensation relative to comparable companies. The compensation committee reviewed information regarding the independence and potential conflicts of interest of Aon Radford, taking into account, among other things, the factors set forth in the Nasdaq listing standards. Based on such review, the compensation committee concluded that the engagement of Aon Radford did not raise any conflict of interest.

Base salary. In 2024, we paid each of Drs. Brennan, Kaplan and Morisset an annualized base salary of $650,000, $500,000 and £420,238, respectively. We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

Dr. Levin was not entitled to base salary compensation while he served as Executive Chair of our board of directors. Dr. Levin’s compensation as a director is set forth below under “—Director Compensation.”

Annual bonus. Our board of directors may, in its discretion, award bonuses to our named executive officers from time to time. We typically establish annual bonus targets based on specified corporate goals. Drs. Brennan and Kaplan were eligible to receive a pro-rated annual bonus for 2024. Pursuant to the settlement agreement confirming the terms of Dr. Morisset’s separation from Climb Bio, Dr. Morisset received a lump sum payment equal to her pro rata annual performance bonus for 2024, based on the target amount. For 2024, the target bonus amounts, expressed as a percentage of total salary earned during 2024, for each of Drs. Brennan, Kaplan and Morisset were as follows: 55%, 45% and 50%, respectively.

With respect to 2024, our board of directors awarded bonuses of $181,500 and $79,327 to Drs. Brennan and Kaplan, respectively. Dr. Levin was not entitled to bonus compensation while he served as Executive Chair of our board of directors. Dr. Levin’s compensation as a director is set forth above under “—Director Compensation.”

Equity incentives. Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executive officers with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executive officers and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period and that equity grants with performance-based vesting help to align incentives for our executive officers with our key performance objectives. Accordingly, our board of directors periodically reviews the equity incentive compensation of our executive officers, including our named executive officers, and from time to time may grant equity incentive awards to them in the form of stock options or RSUs under our 2021 Equity Incentive Plan.

We have used stock options, RSAs and RSUs to compensate our executive officers in the form of initial grants in connection with the commencement of employment and have granted stock options as annual grants. The options, RSAs and RSUs that we have granted to our executive officers are typically subject to time-based vesting, generally over four years following the vesting commencement date. Upon certain terminations of employment in connection with a change of control, vesting is fully accelerated. Prior to the exercise of a stock option or the vesting of a RSU, the holder has no rights as a stockholder with respect to the shares subject to such option or RSU, including no voting rights and no right to receive dividends or dividend equivalents.

We have historically awarded stock options with exercise prices that are equal to the fair market value of our common stock on the date of grant.

In June 2024, in connection with the commencement of her employment, our board of directors granted to Dr. Brennan: (i) a stock option to purchase 550,000 shares of our common stock with an exercise price of $7.53 per share and (ii) 275,000 RSUs under our 2021 Equity Incentive Plan. The option will vest as to 25% of the shares underlying the option on the first anniversary of the grant date and in 36 equal monthly installments thereafter, and the RSUs will vest as to 25% of the RSUs on each of the first four anniversaries of the grant date, in each case, subject to Dr. Brennan’s continued service. In August 2024, in connection with the commencement of his employment, our board of directors granted to Dr. Kaplan: (i) a stock option to purchase 465,000 shares of our common stock with an exercise price of $5.95 per share and (ii) 77,500 RSUs under our 2021 Equity Incentive Plan. The option will vest as to 25% of the shares underlying the option on the first anniversary of the grant date and in 36 equal monthly installments thereafter, and the RSUs will vest as to 25% of the RSUs on each of the first four anniversaries of the grant date, in each case, subject to Dr. Kaplan’s continued service.

Severance and Change of Control Benefits. We have entered into offer letters with each of our named executive officers in connection with their employment with Climb Bio, other than Dr. Levin. Such offer letters govern the terms of severance and change of control benefits payable to such named executive officer. We also entered into a settlement agreement in August 2024 with Valerie Morisset, which covered the terms of Dr. Morisset’s separation and the severance benefits payable to her. See “Employment Agreements and Other Arrangements” below for additional information.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by our named executive officers as of December 31, 2024.

	Option Awards						Stock Awards
Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Aoife Brennan, M.B., Ch.B.
President and Chief Executive Officer	6/27/2024	—	550,000	(2)	7.53	06/26/2034	275,000	(3)	495,000
Brett Kaplan, M.D.
Chief Business Officer	8/26/2024	—	465,000	(4)	5.95	08/25/2034	77,500	(5)	139,500
Andrew Levin, M.D., Ph.D.
Former Executive Chair of the Board of Directors	6/26/2024	—	10,000	(6)	7.89	06/25/2034	—		—
	5/18/2023	10,000	—	(6)	3.00	05/17/2033	—		—
	5/19/2022	10,000	—	(6)	3.46	05/18/2032	—		—
	8/9/2021	20,000	—	(7)	12.50	08/08/2031	—		—
Valerie Morisset, Ph.D.
Former Executive Vice President, Research and Development and Chief Scientific Officer	10/31/2022	170,000	—	(8)	3.27	08/23/2025	—		—
	01/27/2022	148,750	—	(8)	8.21	08/23/2025	—		—

(1)	The market value of our common stock is based on the closing price of our common stock on the Nasdaq Global Market on December 31, 2024.
(2)

This option vests over four years, with 25% of the shares vesting on the one year anniversary of the grant date, and the remainder vesting in equal monthly installments thereafter, subject to continuous service.

(3)	This RSU was granted on June 27, 2024 and vests over four years, with 25% shares vesting annually on the anniversary of the grant date.
(4)

This option vests over four years, with 25% of the shares vesting on the one year anniversary of the grant date, and the remainder vesting in equal monthly installments thereafter, subject to continuous service.

(5)	This RSU was granted on August 26, 2024 and vests over four years, with 25% shares vesting annually on the anniversary of the grant date, subject to continuous service.
(6)	These options vest in full on the earlier of the one-year anniversary of the date of the grant, or the day immediately prior to our next annual meeting of stockholders, subject to continuous service.
(7)	This option vests monthly over 36 months commencing on the grant date, subject to continuous service.
(8)

Pursuant to Dr. Morisset’s settlement agreement, the unvested portion of Dr. Morisset’s time and service-based equity awards that were scheduled to vest and become exercisable in the 12-month period following the date of her separation were accelerated.

Employment Agreements and Other Arrangements

We have entered into offer letters with each of our named executive officers in connection with their employment with Climb Bio, other than Dr. Levin, who served as the Executive Chair of our board of directors.

Aoife Brennan, M.B., Ch.B.

In June 2024, in connection with the appointment of Dr. Brennan as our President and Chief Executive Officer, we entered into an offer letter with Dr. Brennan. The offer letter establishes Dr. Brennan’s title, her base salary, her eligibility for an annual cash bonus, and her eligibility to participate in benefit plans offered to similarly-situated employees. Pursuant to the offer letter, we granted Dr. Brennan a stock option to purchase 550,000 shares of our common stock and 275,000 RSUs, both of which are subject to service-based vesting. Pursuant to the offer letter, we pay Dr. Brennan an annual base salary, which is subject to periodic review and adjustment, and she is eligible to earn an annual bonus with a target amount of 55% of her base salary. Dr. Brennan’s annual base salary was $669,500, effective January 1, 2025.

In addition, the offer letter provides that in the event that we terminate Dr. Brennan’s employment without cause (as defined in the offer letter) or Dr. Brennan resigns for good reason (as defined in the offer letter) at any time that is not during the three months prior to, as of, or within twelve months following the effective date of a change in control (as defined in the offer letter) and subject to the satisfaction of certain conditions, including Dr. Brennan’s execution of a separation agreement containing an effective release of claims in favor of Climb Bio, we will be obligated to (1) pay to Dr. Brennan in a single lump sum an amount equal to 18 months of her then current base salary and a prorated amount of her target annual bonus opportunity for the year in which the termination of her employment occurs, (2) make payments for the continuation of Dr. Brennan’s health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for a period of up to 18 months and (3) accelerate the vesting and exercisability of any outstanding and unvested equity awards subject to time-based vesting that are held by Dr. Brennan as of immediately prior to her termination of employment and that are scheduled to vest and become exercisable in the 18 month period immediately following Dr. Brennan’s termination of employment. Alternatively, if we terminate Dr. Brennan’s employment without cause or Dr. Brennan resigns for good reason during the three months prior to, as of, or within 12 months follow the effective date of a change in control, and subject to the satisfaction of certain conditions, including Dr. Brennan’s execution of a separation agreement containing an effective release of claims in favor of Climb Bio, we will be obligated to (1) pay to Dr. Brennan in a single lump sum an amount equal to 24 months of her then current base salary and two times the amount of her target annual bonus opportunity for the year in which the termination of her employment occurs, (2) make payments for the continuation of Dr. Brennan’s health coverage under COBRA for a period of up to 18 months and (3) accelerate the vesting and exercisability of all outstanding and unvested equity awards subject to time-based vesting that are held by Dr. Brennan as of immediately prior to her termination of employment.

Brett Kaplan, M.D.

In July 2024, in connection with the appointment of Dr. Kaplan as our Chief Operating Officer, we entered into an offer letter with Dr. Kaplan. The offer letter establishes Dr. Kaplan’s title, his base salary, his eligibility for an annual bonus, and his eligibility to participate in benefit plans offered to similarly-situated employees. Pursuant to the offer letter, we granted Dr. Kaplan a stock option to purchase 465,000 shares of our common stock and 77,500 RSUs, both of which are subject to service-based vesting. Pursuant to the offer letter, we pay Dr. Kaplan an annual base salary, which is subject to periodic review and adjustment, and he is eligible to earn an annual bonus with a target amount of 45% of his base salary. Dr. Kaplan’s annual base salary was $515,000, effective January 1, 2025.

In addition, the offer letter provides that in the event that we terminate Dr. Kaplan’s employment without cause (as defined in the offer letter) or Dr. Kaplan resigns for good reason (as defined in the offer letter) at any time that is not during the three months prior to, as of, or within twelve months following the effective date of a change in control (as defined in the offer letter) and subject to the satisfaction of certain conditions, including Dr. Kaplan’s execution of a separation agreement containing an effective release of claims in favor of Climb Bio, we will be obligated to (1) pay to Dr. Kaplan in a single lump sum an amount equal to nine months of his then current base salary and any annual bonus for the previous calendar year that has not yet been paid, (2) make payments for the continuation of Dr. Kaplan’s health, dental and vision coverage under COBRA for a period of up to nine months and (3) accelerate the vesting and exercisability of any outstanding and unvested equity awards subject to time-based vesting that are held by Dr. Kaplan as of immediately prior to his termination of employment and that are scheduled to vest and become exercisable in the six month period immediately following Dr. Kaplan’s termination of employment. Alternatively, if we terminate Dr. Kaplan’s employment without cause or Dr. Kaplan resigns for good reason during the three months prior to, as of, or within 12 months follow the effective date of a change in control, and subject to the satisfaction of certain conditions, including Dr. Kaplan’s execution of a separation agreement containing an effective release of claims in favor of Climb Bio, we will be obligated to (1) pay to Dr. Kaplan in a single lump sum an amount equal to 12 months of his then current base salary, the amount of his target annual bonus opportunity for the year in which the termination of his employment occurs and any annual bonus for the previous calendar year that has not yet been paid, (2) make payments for the continuation of Dr. Kaplan’s health, dental and vision coverage under COBRA for a period of up to 12 months and (3) accelerate the vesting and exercisability of all outstanding and unvested equity awards subject to time-based vesting that are held by Dr. Kaplan as of immediately prior to his termination of employment.

Settlement Agreement with Valerie Morisset, Ph.D.

On August 23, 2024, we and Valerie Morisset entered into a settlement agreement confirming the terms of her separation from the Company. Dr. Morisset’s employment ended on August 23, 2024.

Pursuant to the settlement agreement, which contains an effective, general release of claims in favor of Climb Bio and its affiliates and representatives, we agreed to provide Dr. Morisset with the benefits that she would have received had her employment been terminated by us without cause or by her for good reason not in connection with a change in control, as described in her Executive Employment Agreement, dated May 3, 2021, including (1) 18 months of her base salary, (2) a lump sum equal to her pro rata annual performance bonus for 2024, based on the target amount, and (3) accelerated vesting as of August 23, 2024 of the unvested portion of the time and service-based equity awards held by Dr. Morisset that were scheduled to vest and become exercisable in the 12-month period following such date.

401(k) Plan

We maintain a 401(k) retirement savings plan for our U.S.-based employees who satisfy certain eligibility requirements. The 401(k) plan is intended to qualify as a tax-qualified plan under the Internal Revenue Code. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan.

Policies and Practices Related to the Grant of Certain Equity Awards
We grant stock options to our employees and
non-employee
directors on an annual basis. We may also grant stock options to individuals upon hire or promotion or for retention purposes. We currently do not grant stock appreciation rights or similar option-like instruments. We have established practices regarding the timing of stock option, stock appreciation rights and similar option-like instrument grants in relation to the release of material nonpublic information, or MNPI. Our compensation committee determines the timing of such awards based on several factors, including our financial performance, market conditions, transactions, and individual performance metrics on an annual basis. Our board of directors takes into account MNPI when determining the timing and terms of an award to ensure that grants are not made in close proximity to the release of such information, including at any time during the period beginning four business days before and ending one business
day after the filing of any Form
10-Q
or
10-K,
or the filing or furnishing of a Form
8-K
that discloses MNPI. Additionally, we do not time the disclosure of MNPI for
the purpose of affecting the value of executive compensation.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee is or has been a current or former officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more of its executive officers serving on our board of directors or our compensation committee.

Director Compensation

Director Compensation Table

The table below shows all compensation to our non-employee directors, including compensation for their services as a member or a Chair of one of our standing committees, during the year ended December 31, 2024. Aoife Brennan, our President and Chief Executive Officer, did not receive any additional compensation for service as a director during 2024. Dr. Brennan’s compensation as an executive officer is set forth below under “—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Liam Ratcliffe, M.D., Ph.D. (3)	41,786	—	63,622	—	105,408
Simon Tate (4)	—	—	63,622	—	63,622
Andrew Levin, M.D., Ph.D.	60,583	—	63,622	—	124,205
Adam Rosenberg	55,000	—	63,622	—	118,622
Judith Dunn, Ph.D.	47,500	—	63,622	—	111,122
Douglas Williams, Ph.D.	11,631	—	86,758	—	98,839
Stephen Thomas, Ph.D. (5)	17,792	1,511,648	—	203,327	1,732,767

(1)

The amounts reported represent the aggregate grant date fair value of RSUs awarded in the applicable fiscal year, calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value are set forth in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. As of December 31, 2024, Dr. Thomas held 100,375 unvested RSUs, subject to time-based vesting and 100,375 unvested RSUs subject to performance-based vesting, and no other non-employee director held any RSUs.

(2)

The amounts reported represent the aggregate grant date fair value of stock options awarded in 2024, calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value are set forth in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options. As of December 31, 2024, Liam Ratcliffe held 40,000 shares of common stock subject to outstanding option awards, Andrew Levin, Adam Rosenberg and Simon Tate each held 50,000 shares of common stock subject to outstanding option awards, Judith Dunn held 84,581 shares of common stock subject to outstanding option awards and Douglas Williams held 26,291 shares of common stock subject to outstanding option awards.

(3)

Dr. Ratcliffe resigned from our board of directors effective November 8, 2024. On June 26, 2024, Dr. Ratcliffe was granted stock options to purchase 10,000 shares of common stock. No shares underlying such stock options had vested at the time of Dr. Ratcliffe’s resignation from our board of directors. As a result, all such shares were forfeited on November 8, 2024.

(4)	Mr. Tate resigned from our board of directors effective March 28, 2025.
(5)

Dr. Thomas serves as a consultant to Climb Bio. Pursuant to a consulting agreement between Dr. Thomas and Climb Bio, Dr. Thomas was paid a fixed consulting fee equal to $10,000 a month from June 27, 2024 to

November 1, 2024. Pursuant to an amendment to his consulting agreement, effective as of November 1, 2024, Dr. Thomas is paid a consulting fee of $350.00 per hour. He also received a transaction bonus related to Climb Bio’s acquisition of Tenet Medicines, Inc. in the amount of $150,000 in July 2024. Additionally, on June 27, 2024, the board of directors granted to Dr. Thomas 200,750 RSUs under our 2021 Equity Incentive Plan. Of the RSUs granted to Dr. Thomas, 100,375 will vest, subject to continued service, with 50% of such RSUs vested on January 1, 2025, 25% of such RSUs vested on March 27, 2025 and the remaining 25% of such RSUs vesting on June 27, 2025. The remaining 100,375 RSUs will vest, if at all, subject to the satisfaction of performance conditions, including the achievement of specified operational milestones on or before September 30, 2025. See “Certain Related-Person Transactions—Consulting Agreement” for additional information.

Non-Employee Director Compensation Policy

Under our non-employee director compensation policy, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The Chair of the board and of each committee receives higher retainers for such service. We also make initial and annual equity awards to our non-employee directors and reimburse them for reasonable travel and other expenses incurred in connection with attending meetings of our board of directors and any committee of our board of directors on which they serve.

2024 Non-Employee Director Compensation Policy

Under our non-employee director compensation policy for 2024, each non-employee director received an annual cash retainer of $35,000 for serving on our board of directors. The Chair of the board was also entitled to an annual cash retainer of $30,000. The Chairs and the members of the following three committees of the board were entitled to the following additional annual cash retainers:

Board Committee	Member Annual Retainer	Chair Incremental Annual Retainer
Audit Committee	$7,500	$7,500
Compensation Committee	5,000	5,000
Nominating and Corporate Governance Committee	4,000	4,000

All annual cash retainers were payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, pro-rated based on the number of days served in the applicable fiscal quarter.

In addition, each new non-employee director who joined the board of directors received an option to purchase 20,000 shares of our common stock under our 2021 Equity Incentive Plan. The shares subject to this option vest on a monthly basis over 36 months commencing on the grant date, subject to the non-employee director’s continuous service with Climb Bio on each applicable vesting date. Such newly joining director also received a prorated initial annual option grant consisting of an option to purchase a number of shares of our common stock determined by multiplying 20,000 by the percentage obtained by dividing the number of calendar days from the date such new director joins Climb Bio to the date of the next scheduled annual stockholder meeting by the total number of calendar days scheduled to follow the date of the last annual stockholder meeting through the date of the next annual stockholder meeting. Such prorated initial annual option vests in full on the date immediately preceding the date of next annual stockholder meeting, subject to the non-employee director’s continuous service through such vesting date.

On the date of the 2024 annual meeting of stockholders, each continuing non-employee director received an option to purchase 10,000 shares of our common stock under the 2021 Equity Incentive Plan, vesting on the earlier of the one-year anniversary of the grant date or the date immediately prior to the next annual stockholder meeting date, subject to the non-employee director’s continuous service with Climb Bio on the applicable vesting date. The number of shares comprising the initial and annual stock option awards granted under the non-employee director compensation policy is subject to adjustment from time to time as may be determined by our board of directors or the compensation committee acting on behalf of the board.

The exercise price per share of each stock option granted under the non-employee director compensation policy is the closing price of our common stock as reported by the Nasdaq Global Market on the date of grant. Each stock option has a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the non-employee director’s continuous service with Climb Bio. Each stock option and other equity award granted to our non-employee directors is also entitled to immediate vesting acceleration upon a change in control if the non-employee director remains in Climb Bio’s continued services through the date of such change in control.

Each non-employee director was subject to an annual director compensation limit. In any one-year period measured as commencing on the date of each annual meeting of stockholders that was held following the closing of Climb Bio’s initial public offering and ending on the day immediately prior to the date of the subsequent annual meeting of stockholders, the aggregate value of all compensation granted or paid to each non-employee director could not exceed (i) $750,000 in total value or (ii) in the event such non-employee director is first elected during such annual period, $1,000,000 in total value, in each case calculating the value of any equity awards based on the grant date fair market value for financial reporting purposes.

2025 Non-Employee Director Compensation Policy

In March 2025, our board of directors amended our non-employee director compensation policy, effective as of March 23, 2025. Under our non-employee director compensation policy for 2025, each non-nonemployee director is entitled to receive an annual cash retainer of $40,000 for serving on our board of directors. The Chair of the board is also entitled to an annual cash retainer of $30,000. The Chairs and members of the following three committees of the board of directors are also entitled to the following additional annual cash retainers:

Board Committee	Member Annual Retainer	Chair Incremental Annual Retainer
Audit Committee	$7,500	$7,500
Compensation Committee	5,000	5,000
Nominating and Corporate Governance Committee	5,000	5,000

The retainers are payable in arrears in four equal quarterly installments on the last day of each fiscal quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on the board, on such committee or in such position.

In addition, each non-employee director receives, upon his or her initial election or appointment to our board of directors, an option to purchase 80,000 shares of our common stock. The initial award will have a term of ten years and will vest as to 2.7778% of the shares underlying such award at the end of each successive one-month period following the grant date until the third anniversary of the grant date, subject to the director’s continued service to Climb Bio through the applicable vesting date. The vesting will accelerate to 100% of the shares upon a Change in Control (as defined in our 2021 Equity Incentive Plan). The exercise price will be the closing price of our common stock as reported on Nasdaq on the date of grant.

On the date of the Annual Meeting, each non-employee director will be granted an option to purchase 40,000 shares of our common stock. The annual award will have a term of ten years and will vest in full on the one-year anniversary of the grant date (or, if earlier, the date immediately prior to the date of the first annual meeting of stockholders occurring after the grant date), subject to the director’s continued service to Climb Bio through such applicable vesting date. The vesting will accelerate as to 100% of the shares upon a Change of Control. The exercise will be the closing price of our common stock as reported on Nasdaq on the date of grant.

In addition, in recognition of Dr. Williams joining our board of directors shortly before we amended our non-employee director compensation policy in March 2025, our board of directors, upon the recommendation of the compensation committee of our board of directors, approved the grant to Dr. Williams, effective as of March 31, 2025, of a special, one-time option award to purchase 78,873 shares of our common stock, or the additional grant. The additional grant has a ten-year term and will vest as to 2.7778% of the shares underlying the additional award at the end of each successive one-month period following November 8, 2024 until the third anniversary of November 8, 2024, subject to Dr. Williams’ continued service to Climb Bio through the applicable vesting date. The vesting will accelerate to 100% of the shares upon a Change in Control (as defined in our 2021 Equity Incentive Plan). The exercise price of the additional award is the closing price of our common stock as reported on Nasdaq on the date of grant.

Securities Authorized for Issuance Under Our Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2024. As of December 31, 2024, we had three equity compensation programs, each of which was approved by our stockholders: our 2019 Equity Incentive Plan, our 2021 Equity Incentive Plan and our 2021 Employee Stock Purchase Plan.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	4,046,627	(2)	$6.49	2,366,239	(3)(4)
Equity compensation plans not approved by security holders	—		—	—

Total	4,046,627		$6.49	2,366,239	(5)

(1)

Represents the weighted average exercise price of stock options to purchase 2,817,751 shares of our common stock that were outstanding as of December 31, 2024, but does not include outstanding RSUs as such awards do not have an exercise price.

(2)

Consists of (i) 96,831 shares issuable upon exercise of outstanding stock options under the 2019 Equity Incentive Plan, as amended, (ii) 2,720,920 shares issuable upon exercise of outstanding stock options under the 2021 Equity Incentive Plan and (iii) 1,228,876 shares issuable upon the settlement of outstanding RSUs under the 2021 Equity Incentive Plan.

(3)

As of December 31, 2024, 1,302,014 shares were available for future issuance under the 2021 Equity Incentive Plan, which became effective on July 29, 2021. The number of shares of our common stock reserved for issuance under the 2021 Equity Incentive Plan increases (i) from time to time by the number of shares of our common stock subject to outstanding awards under the 2019 Equity Incentive Plan, as amended, that expire or terminate, are forfeited or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares, or are withheld or reacquired to satisfy the exercise, strike or purchase price or tax withholding obligations, and (ii) automatically on January 1st of each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to 5% of the number of shares of our common stock outstanding on December 31st of the preceding year; provided that our board of directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of our common stock. On January 1, 2025, an additional 3,362,771 shares of our common stock were reserved for issuance under the 2021 Equity Incentive Plan, which shares are not reflected in the number of shares available for issuance under the 2021 Equity Incentive Plan in the table above.
(4)

As of December 31, 2024, 1,064,225 shares were reserved for future issuance under the 2021 Employee Stock Purchase Plan, which became effective on July 29, 2021. The number of shares of our common stock reserved for issuance under the 2021 Employee Stock Purchase Plan increases annual on January 1st of each year for a period of up to ten years, commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to 1% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year; provided that our board of directors may act prior to the first day of any calendar year to provide that there will be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of our common stock. On January 1, 2025, an additional 672,554 shares of our common stock were reserved for issuance under the 2021 Employee Stock Purchase Plan, which shares are not reflected in the number of shares available for issuance under the 2021 Employee Stock Purchase Plan in the table above.

(5)

In March 2025, our board of directors adopted our 2025 Inducement Plan, or the Inducement Plan, pursuant to which we may grant nonstatutory stock options, stock appreciation rights, restricted stock, RSUs and other stock-based awards with respect to an aggregate of 1,250,000 shares of our common stock. Awards under the Inducement Plan may only be granted to new employees who were not previously an employee or director of ours or are commencing employment with us following a bona fide period of non-employment, in either case, as an inducement material to the individual’s entering into employment with us in accordance with the requirements of Nasdaq Stock Market Rule 5635(c)(4). The plan was not adopted by our stockholders and will be administered by our board of directors.

CERTAIN RELATED-PERSON TRANSACTIONS

Other than the compensation arrangements for our named executive officers, which are described elsewhere in this proxy statement, below are transactions since January 1, 2023 in which we have participated or will be a participant and:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our voting securities, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Private Placement in Support of the Acquisition of Tenet Medicines, Inc.

On April 10, 2024, in connection with our acquisition, or the acquisition, of Tenet Medicines, Inc., or Tenet, we entered into a securities purchase agreement with several accredited institutional investors, or PIPE investors, pursuant to which we issued and sold to the PIPE Investors in a private placement an aggregate of 31,238,282 shares of our common stock. We received aggregate net proceeds from the private placement of approximately $119.7 million. The following table summarizes the shares of our common stock that holders of more than 5% of our voting securities purchased in the private placement.

Name	Number of Shares of Common Stock Purchased	Purchase Price Paid
RA Capital Healthcare Fund, L.P. (1)	11,949,171	$45,902,023.45
RA Capital Nexus Fund III, L.P. (1)	1,059,375	$4,069,525.50

(1)	See “Security Ownership of Certain Beneficial Owners and Management” for additional information about shares held by this entity.

In connection with the private placement related to the acquisition, we entered into a registration rights agreement, pursuant to which we are required to register for resale the shares to be purchased in the private placement and the consideration issued in the acquisition. Pursuant to this agreement, in July 2024, we filed a registration statement covering the resale of the shares purchased by the purchasers in the private placement and the consideration issued in connection with the acquisition.

Investor Rights Agreement

We are party to an investor rights agreement, as amended in March 2021, with certain holders of our common stock, including entities affiliated with certain of our current and former directors. The investor rights agreement provides the holders of our common stock with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. Andrew Levin, M.D., Ph.D., Liam Ratcliffe, M.D., Ph.D., who resigned from our board of directors in November 2024, Simon Tate, who resigned from our board of directors in March 2025, are affiliated with RA Capital Management, AI ETI LLC and Intermediate Capital Group plc, respectively. The holders of 15,679,479 shares of common stock are entitled to rights with respect to the registration of their shares of common stock under the Securities Act of 1933 as amended, or Securities Act, under the investor rights agreement. The registration of shares of our common stock pursuant to the exercise of certain registration rights would enable the holders to sell these shares without restriction under the Securities Act, when the applicable registration statement is declared effective. We will pay the registration expenses, other than underwriting discounts and commissions, of the shares registered pursuant to certain demand, piggyback and Form S-3 registrations.

Tenet Agreements

Services Agreement with Sera Services, Inc.

In November 2023, Tenet entered into an agreement, or the Sera Services Agreement, with Sera Services, Inc., or Sera Services, a wholly-owned subsidiary of Sera Medicines, which was subsequently transferred to us by operation of law upon the closing of the acquisition. Pursuant to the Sera Services Agreement, Sera Services provides research and other services to us. Sera Medicines is an entity controlled by RA Capital Management, L.P., which together with certain of its affiliated funds, or RA Capital Management, beneficially owns over 5% of our common stock. Dr. Stephen Thomas, a member of our board of directors, owns a minority ownership in and is also a board member of Sera Medicines.

Under the terms of the Sera Services Agreement, we compensate Sera Services on a fully burdened cost basis for personnel time devoted to our projects. In addition, we reimburse Sera Services on a cost basis for any subcontractor costs incurred. We pay Sera Services on a monthly basis, in arrears, for services performed and costs incurred.

The Sera Services Agreement has a term of two years and will automatically renew on its anniversary date for additional one-year terms. We may terminate the Sera Services Agreement by giving 30 days’ prior notice to Sera Services. We paid approximately $0.1 million to Sera Services for services provided under the Sera Services Agreement for the year ended December 31, 2024.

Services Agreement with Blackbird Clinical, Inc.

Tenet entered into a service agreement, or the Blackbird Services Agreement, with Blackbird Clinical, Inc., or Blackbird, an entity controlled by RA Capital Management, in December 2023. Under the terms of the Blackbird Services Agreement, Blackbird provided consulting services to Tenet in connection with its clinical trials, including study strategy, clinical operations and patient operations. For the year ended December 31, 2024, we paid approximately $0.1 million to Blackbird under the Blackbird Service Agreement. In October 2024, we terminated the Blackbird Service Agreement.

Consulting Agreement

On June 27, 2024, we entered into a consulting agreement with Dr. Thomas pursuant to which Dr. Thomas was paid a fixed consulting fee equal to $10,000 per month from June 27, 2024 to November 1, 2024, as well as a transaction bonus in the amount of $150,000 in connection with the acquisition. Pursuant to an amendment to Dr. Thomas’ consulting agreement, effective as of November 1, 2024, Dr. Thomas is paid a consulting fee of $350.00 per hour. Additionally, on June 27, 2024, our board of directors granted to Dr. Thomas 200,750 RSUs under our 2021 Equity Incentive Plan. Of the RSUs granted to Dr. Thomas, 100,375 will vest, subject to continued service, with 50% of such RSUs vested on January 1, 2025, 25% of such RSUs vested on March 27, 2025 and the remaining 25% of such RSUs vesting on June 27, 2025. The remaining 100,375 RSUs will vest, if at all, subject to the satisfaction of performance conditions, including the achievement of specified operational milestones on or before September 30, 2025.

Indemnification Agreements

Our amended and restated certificate of incorporation, as amended, provides that we may indemnify our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, or DGCL, and our amended and restated bylaws provide that we will indemnify our directors and officers and may indemnify our other employees and other agents to the maximum extent permitted by the DGCL. In addition, we have entered into and expect to continue to enter into agreements to indemnify our directors and executive officers.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or holders of more than 5% of our voting securities (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief accounting officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the Chair of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of such entity, that is a participant in the transaction, where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our certificate of incorporation or bylaws.

The policy provides that transactions involving compensation of executive officers or directors shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2025 by:

•	each of our directors;

•	each of our named executive officers;

•	all of our executive officers and directors as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

The percentage of shares beneficially owned is based on a total of 67,575,767 shares of our common stock outstanding as of March 31, 2025.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock that an individual has a right to acquire within 60 days after March 31, 2025 are considered outstanding and beneficially owned by the person holding such right for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated, the address of each beneficial owner is c/o Climb Bio, Inc., 20 William Street, Suite 145, Wellesley Hills, Massachusetts 02481.

Name of Beneficial Owners	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders
Entities affiliated with RA Capital(1)	31,459,267	46.6%
Pontifax(2)	5,206,380	7.7%
AI ETI LLC(3)	5,009,400	7.4%
Executive Officers and Directors
Andrew Levin, M.D., Ph.D.(4)	40,000	*
Adam Rosenberg(5)	218,100	*
Judith Dunn, Ph.D.(6)	74,581	*
Douglas Williams, Ph.D.(7)	16,478	*
Stephen Thomas, Ph.D.(8)	179,188	*
Alexander Cumbo(9)	4,444	*
Kimberlee Drapkin(9)	4,444	*
Aoife Brennan, M.B., Ch.B.	—	*
Brett Kaplan, M.D.	—	*
Valerie Morisset, Ph.D.(10)	318,750	*
All current executive officers and directors as a group (9 persons)(11)	537,235	* %

*	Less than 1%.
(1)

The number of shares beneficially owned (and other information in this footnote) is based on information provided to us by the entities affiliated with RA Capital on April 17, 2025. Consists of: (i) 2,479,872 shares held by Sera Medicines; (ii) 23,521,757 shares of common stock held by RA Capital Healthcare Fund, L.P. (“RA Healthcare”); (iii) 1,226,497 shares of common stock held by RA Capital Nexus Fund, L.P. (“Nexus Fund”); (iv) 841,087 shares of common stock held by a separately managed account (the “Account”); (v) 483,679 shares of common stock held by RA Capital Nexus Fund II, L.P.

(“Nexus Fund II”); (vi) 2,866,375 shares of common stock held by RA Capital Nexus Fund III, L.P. (“Nexus Fund III”) and (vii) 40,000 shares issuable pursuant to stock options held by Andrew Levin for the benefit of RA Capital Management, L.P. (“RACM”) that are exercisable within 60 days of March 31, 2025. Sera Medicines is controlled by RACM, and RA Healthcare and Nexus Fund III collectively own approximately 81% of the outstanding equity interests of Sera Medicines. RACM is the investment manager for RA Healthcare, Nexus Fund, Account, Nexus Fund II, and Nexus Fund III. The general partner of RACM is RA Capital Management GP, LLC. The general partner of RA Healthcare is RA Capital Healthcare Fund GP, LLC. The general partner of Nexus Fund is RA Capital Nexus Fund GP, LLC. The general partner of Nexus Fund II is RA Capital Nexus Fund II GP, LLC. The general partner of Nexus Fund III is RA Capital Nexus Fund III GP, LLC. Dr. Peter Kolchinsky and Mr. Rajeev Shah are the managing members of RA Capital Management GP, LLC, RA Capital Healthcare Fund GP, LLC, RA Capital Nexus Fund GP, LLC, RA Capital Nexus Fund II GP, LLC and RA Capital Nexus Fund III GP, LLC and have the power to vote or dispose of the shares held by Sera Medicines, RA Healthcare, Nexus Fund, Account, Nexus Fund II and Nexus Fund III. The address of the persons and entities listed above is 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.
(2)

The number of shares beneficially owned (and other information in this footnote) is based on information provided to us by Pontifax on April 20, 2025. Consists of (i) 3,312,625 shares of common stock held by Pontifax (Israel) VI L.P. and (ii) 1,893,755 shares of common stock held by Pontifax (Cayman) VI L.P. The General Partner of Pontifax (Israel) VI L.P. and Pontifax (Cayman) VI L.P. is Pontifax VI GP L.P. The General Partner of Pontifax VI GP L.P. is Pontifax Management IV GP (2015) Ltd. Mr. Tomer Kariv and Mr. Ran Nussbaum are the managing members of the Partnerships. The address of the persons and entities listed above is 14 Shenkar Street, Herzlia 46725, Israel.

(3)

The number of shares beneficially owned (and other information in this footnote) is based on a Schedule 13D/A filed on August 16, 2024, with the SEC by AI ETI LLC (“AI ETI”), Access Industries Holdings LLC (“AIH”), Access Industries Management, LLC (“AIM”) and Len Blavatnik (collectively, the “AI Parties”), as supplemented by information provided to us by the AI Parties on April 18, 2025. AI ETI beneficially owns 5,009,400 shares of common stock and has sole voting and dispositive power with respect to all of these shares. Each of AIH, AIM and Len Blavatnik beneficially owns 5,009,400 shares and has shared voting and dispositive powers with respect to all of these shares. 5,009,400 shares of common stock are owned directly by AI ETI LLC and may be deemed to be beneficially owned by AIH, AIM and Len Blavatnik because (i) AIH indirectly controls all of the outstanding voting interests in AI ETI LLC, (ii) AIM controls AIH and (iii) Mr. Blavatnik controls AIM and holds a majority of the outstanding voting interests in AIH. Each of AIM, AIH and Mr. Blavatnik, and each of their affiliated entities and the officers, partners, members and managers thereof, disclaims beneficial ownership of the shares held by AI ETI LLC. The address of AI ETI LLC is c/o Access Industries, Inc., 40 West 57th Street, 28th Floor, New York, NY 10019.

(4)	Consists of 40,000 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2025. Dr. Levin holds these stock options for the benefit of RACM.
(5)	Consists of 178,100 shares of common stock held directly and 40,000 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2025.
(6)	Consists of 74,581 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2025.
(7)	Consists of 16,478 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2025.
(8)	Consists of 179,188 shares of common stock held directly.
(9)	Consists of 4,444 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2025.
(10)

Consists of 318,750 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2025. Dr. Morisset resigned from her role as Executive Vice President, Research and Development and Chief Scientific Officer of the Company, effective August 23, 2024 and has not filed a Section 16 report reporting her holdings since July 23,2024. As such, Dr. Morisset’s holdings reported herein are based on our records as of April 25, 2025.
(11)

Consists of (i) 357,288 shares of common stock held directly or indirectly by all current executive officers and directors as a group and (ii) 179,947 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2025.

STOCKHOLDER PROPOSALS FOR OUR 2026 ANNUAL MEETING

Stockholder Proposals Included in Proxy Statement

In order to be considered for inclusion in our proxy statement and proxy card relating to our 2026 annual meeting of stockholders, stockholder proposals must be received by us no later than December 26, 2025, which is 120 days prior to the first anniversary of the mailing date of this proxy statement, unless the date of the 2026 annual meeting of stockholders is changed by more than 30 days from the anniversary of the Annual Meeting, in which case, the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy card in accordance with regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

In addition, our amended and restated bylaws establish an advance notice procedure for nominations for election to our board of directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. The required notice must be delivered by the stockholder and received by our Chief Operating Officer, Brett Kaplan, at our principal executive office and must otherwise meet the requirements set forth in our amended and restated bylaws. In general, we must receive other proposals of stockholders, including director nominations, intended to be presented at the 2026 annual meeting of stockholders but not included in the proxy statement by March 6, 2026, but not before February 4, 2026, which is not less than 90 days nor more than 120 days prior to the anniversary date of the Annual Meeting. However, if the date of the annual meeting of stockholders is more than 30 days before or more than 30 days after such anniversary date, notice must be received not earlier than the close of business 120 calendar days prior to such annual meeting and not later than the close of business on the later of 90 days prior to such annual meeting or 10 days following the day on which public announcement of the date of such annual meeting is first made, whichever occurs first. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2026 annual meeting of stockholders may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

In addition to satisfying the advance notice provisions in our amended and restated bylaws, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 6, 2026. If the date of the 2026 annual meeting of stockholders changes by more than 30 days from the anniversary of the Annual Meeting, such notice must instead be provided by the later of 60 days prior to the date of the 2026 annual meeting of stockholders or the 10th day following public announcement by Climb Bio of the date of the 2026 annual meeting of stockholders.

Any proposals, notices or information about proposed director candidates should be sent to Climb Bio, Inc., Attention: Brett Kaplan, 20 William Street, Suite 145, Wellesley Hills, Massachusetts 02481.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single notice and, if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of the notice and, if applicable, the proxy materials and our 2024 Annual Report, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, to you if you write or call us at Climb Bio, Inc., 20 William Street, Suite 145, Wellesley Hills, Massachusetts 02481, Attention: Brett Kaplan, email: paper@investorelections.com, telephone: (866) 648-8133. If you would like to receive separate copies of our proxy materials and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

OTHER MATTERS

We do not know of any business that will be presented for consideration or action by the stockholders at the Annual Meeting other than that described in this proxy statement. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

Your vote PROXY TABULATOR P.O. BOX 8016, CARY, NC 27512-9903 matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Climb Bio, Inc. Internet: www • .proxypush.com/CLYM Cast your vote online Annual Meeting of Stockholders • • Have your Proxy Card ready Follow the simple instructions to record your vote For Stockholders of record as of April 7, 2025 Phone: Wednesday, June 4, 2025 9:00 AM, Eastern Time 1-866-506-2806 Annual Meeting to be held exclusively via the Internet—please visit • Use any touch-tone telephone • Have your Proxy Card ready www.proxydocs.com/CLYM for more details. • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 11:59 PM, Eastern Time, June 3, 2025. Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/CLYM This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Aoife Brennan and Brett Kaplan (together, the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all shares of common stock of Climb Bio, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof, upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Climb Bio board of directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Climb Bio, Inc. Annual Meeting of Stockholders Please make your marks like this: FOR EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2. PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. The election of two directors, each to serve for a three-year term expiring at the 2028 annual meeting of stockholders and until his or her respective successor has been duly elected and qualified: FOR WITHHOLD FOR 1.01 Judith Dunn, Ph.D. 1.02 Stephen Thomas, Ph.D. FOR FOR #P4# AGAINST #P4# ABSTAIN 2. The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered FOR public accounting firm for the fiscal year ending December 31, 2025. Note: The transaction of any other business that may properly come before the 2025 annual meeting of stockholders or any adjournment or postponement thereof. You must register to attend the meeting online and/or participate at www.proxydocs.com/CLYM Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date